Exhibit 3.1(b)

                              ARTICLES OF AMENDMENT
                                       OF
                          THE ARTICLES OF INCORPORATION
                                       OF
                           WELLSTONE COMMUNITIES INC.


      Pursuant to Section 14-2-602 of the Georgia Business Corporation Code, the Articles of Incorporation, as amended (the "Articles of Incorporation"), of Wellstone Communities Inc. (the "Corporation") are hereby amended according to these Articles of Amendment.

                                       I.

         The name of the Corporation is Wellstone Communities Inc.

                                       II.

     The Articles of Incorporation shall be amended by creating a series of preferred stock designated "Series A Voting Convertible Preferred Stock," and establishing the preferences, qualifications, voting rights and powers, limitations and relative rights as set forth in Appendix A hereto. Capitalized terms used in these Articles of Amendment but not otherwise defined herein shall have the respective meanings given to such terms in the Articles of Incorporation.


                                   APPENDIX A

                   SERIES A VOTING CONVERTIBLE PREFERRED STOCK


         1. Designation. 5,000,000 shares of the preferred stock of the Corporation are hereby constituted as a series of the preferred stock designated as "Series A Voting Convertible Preferred Stock" (the "Series A Preferred Stock") and having relative rights and preferences to all other classes and series of the capital stock of the Corporation as set forth herein.

         2. Dividends. The holder of each then outstanding share of Series A Preferred Stock shall be entitled to receive dividends, as, when and if declared by the Board of Directors, out of any funds legally available therefor, in such amounts as may be determined by the Board of Directors.. The Board of Directors shall be entitled to select from time to time semi-annual dividend payment dates. The Corporation may not pay dividends on Common Stock or any other class or series of shares ranking junior to the Series A Preferred Stock in any year until the Board of Directors has declared preferential dividends on the Series A Preferred Stock for that year through the then most recent semi-annual dividend payment date at a rate of 8% of the Base Price (calculated through the semi-annual dividend payment date, based on the number of days past in the year) and declared preferential dividends on the Series A Preferred Stock for all prior years at an annual rate of 8% of the Base Price from the date of issuance.

         The Board may fix a record date for the determination of holders of Series A Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be not more than 30 days prior to the date fixed for the payment thereof (the "Date of Payment").

         3. Liquidation.

                  (a) Preference. In the event of a Liquidation Event (as defined below), after payment or provision for payment of the debts and other liabilities of the Corporation and the satisfaction of all obligations with respect to other classes or series of stock that are by their terms designated as senior in right of liquidation to the Series A Preferred Stock ("Senior Stock"), the holders of the outstanding shares of the Series A Preferred Stock shall, at their election, be entitled to receive in exchange for and in redemption of their Series A Preferred Stock, prior, and in preference to the holders of Common Stock, or any other class or series of stock of the Corporation ranking junior to the Series A Preferred Stock on a Liquidation Event, out of the assets of the Corporation, an amount per share equal to the Liquidation Value (as defined below) for each share of Series A Preferred Stock.

                  "Liquidation Event" shall mean (i) any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation or (ii) the commencement by the Corporation of a voluntary case under the federal bankruptcy laws or any other applicable federal or state bankruptcy, insolvency or similar law, the consent to the entry of an order for relief in an involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, the making of an assignment by the Corporation for the benefit of its creditors, the admission in writing by the Corporation of its inability to pay its debts generally as they become due, if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the federal bankruptcy laws or any other applicable federal or state bankruptcy, insolvency or similar law or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property.

                  The "Liquidation Value" per share of Series A Preferred Stock as of any particular date shall be the Base Price (as defined in Section 5(b) below).

                  (b) Partial Payment. Upon any Liquidation Event, to the extent necessary, the Corporation shall cause such actions to be taken so as to enable the proceeds to be distributed to the holders of shares of Series A Preferred Stock in accordance with this Section 3(b). All the preferential amounts to be paid to the holders of the Series A Preferred Stock under this Section 3 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of Junior Stock. If the assets or surplus funds to be distributed to the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of the full amounts payable to such holders, the assets legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock who are not then Promoters in proportion to the number of shares of Series A Preferred Stock then held by each holder and after such holders have been paid in full, the assets legally available for distribution shall be distributed ratably among the holders of Series A Preferred Stock who are then Promoters.

                  (c) Remaining Assets. After payment or distribution to the holders of the Series A Preferred Stock of the full amounts set forth in Sections 3(a) and 3(b) above, the remaining assets of the Corporation available for distribution to shareholders shall be distributed ratably among the holders of Junior Stock in accordance with their rights to receive the same.

                  (d) Notice of Liquidation. Written notice of any Liquidation Event, stating the payment date or dates when and the place or places where amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than thirty (30) days prior to any payment date specified therein, to the holders of record of the Series A Preferred Stock at their respective addresses as shall appear on the records of the Corporation.

         4. Voting Rights.

                  (a) General. On all matters to come before the shareholders, including the election of directors, the holders of the Series A Preferred Stock shall have one vote per share of Series A Preferred Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share of Series A Preferred Stock held. Except as otherwise provided by law or these Articles of Incorporation, the holders of

Series A Preferred Stock shall vote with the holders of the outstanding shares of Common Stock, and not as a separate class, series or voting group. The holders of the Series A Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the By-Laws of the Corporation and shall be entitled to vote, together with holders of Common Stock, with respect to any questions upon which holders of Common Stock have the right to vote.

                  (b) Protective Provisions. In addition to voting rights provided by law and by the foregoing, the Corporation shall not, without the consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, given in person or by proxy, either in writing or by vote at a meeting called for that purpose at which the holders of the Series A Preferred Stock shall vote as a class, by amendment to these Articles of Incorporation of the Corporation or by merger or consolidation or in any other manner:

(i) amend or modify the Articles of Incorporation of the Corporation (except that that Board of Directors may amend the Articles of Incorporation to increase the number of authorized shares of Series A Preferred Stock or to describe the rights and preferences of one or more series of preferred stock having rights and preferences senior to or junior to the Series A Preferred Stock).

(ii) except as provided in (i) above, alter or change the rights, preferences, privileges or powers of the Series A Preferred Stock adversely;

                  (iii) merge or consolidate with any person; or sell, lease (as lessor) or otherwise dispose of all or substantially all of the consolidated assets of the Corporation, or liquidate, dissolve, recapitalize or reorganize in any form of transaction;

(iv) Effect a Recapitalization Event (other than a stock dividend);

                  (v) Issue any convertible debt or shares of Preferred Stock to any Promoter that are not junior in right to payment of dividends, interest and liquidation proceeds to the Series A Preferred Stock; and

                  (vi) Issue any Series A Preferred Stock to any Promoter, except on the same terms as it is then offered to all other existing shareholders or to new shareholders.

         5. Elective Conversion. The holders of shares of Series A Preferred Stock shall have the right to convert such shares into shares of Common Stock (the "Conversion Rights") as follows:

                  (a) Right to Convert.

                           (i) Each share of the Series A Preferred  Stock shall
be convertible, at the option of the holder thereof, at any time from the date of the issuance of such share (provided that upon liquidation of the Corporation, the right of conversion shall terminate as of the close of business on the day fixed for payment of the Liquidation Value payable with respect to the Series A Preferred Stock), at the office of the Corporation or any transfer agent for the Series A Preferred Stock or the Common Stock, into that number of fully paid and nonassessable shares of Common Stock determined in accordance with the provisions of Section 5(b) below. The Common Stock issuable upon conversion of the shares of Series A Preferred Stock, when such Common Stock shall be issued in accordance with the terms thereof, are hereby declared to be and shall be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock held by the holders thereof.

                           (ii) In  order  to  convert  shares  of the  Series A
Preferred Stock into shares of Common Stock, the holder thereof shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or to the transfer agent for the Series A Preferred Stock or the Common Stock, together with written notice to the Corporation stating that it elects to convert the same and setting forth the name or names in which the certificate or certificates for Common Stock should be issued, and the number of shares of Series A Preferred Stock being converted.

                  (b) Conversion Ratios. Each outstanding share of Series A Preferred Stock shall be convertible into the number of shares of Common Stock which results from dividing the Series A Conversion Price per share in effect at the time into $10.00 per share (the "Base Price") of Series A Preferred Stock being converted. No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock. If more than one share of the Series A Preferred Stock is to be converted at one time by the same shareholder, the number of full shares issuable upon such conversion shall be computed on the basis of the aggregate amount of the shares to be converted. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the Corporation at the election of the Board of Directors, (A) will pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the market price (as determined in good faith by the Board) per share of Common Stock at the close of business on the day of conversion which such fractional share of Series A Preferred Stock would be convertible into on such date or (B) will round up to the next whole share and issue such share to the converting shareholder.

                  (c) Series A Conversion Price. The "Series A Conversion Price" per share for the Series A Preferred Stock shall initially be $10.00. The Series A Conversion Price shall be subject to adjustment from time to time as provided herein.

                  (d) Issuance of New Certificates. The Corporation shall, as soon as practicable after the surrender of the certificate or certificates evidencing shares of the Series A Preferred Stock for conversion at the office of the Corporation or the transfer agent for the Series A Preferred Stock or the Common Stock, issue to each holder of such shares, or its nominee or nominees, a certificate or certificates evidencing the number of shares of Common Stock (and any other securities and property) to which it shall be entitled and, in the event that only a part of the shares evidenced by such certificate or certificates are converted, a certificate evidencing the number of shares of Series A Preferred Stock which are not converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at such date and shall, with respect to such shares, have only those rights of a holder of Common Stock of the Corporation. At the time the conversion is deemed to have occurred, the rights of the holder of the shares of Series A Preferred Stock being converted shall cease except for the right to receive shares of Common Stock.

                  (e) Adjustment for Stock Splits and Combinations. If outstanding shares of the Common Stock shall be subdivided into a greater number of shares, or a dividend or other distribution in Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock (in which latter event the number of shares of Common Stock issuable upon the conversion or exchange of such securities shall be deemed to have been distributed), shall be paid in respect of the Common Stock, the Series A
Conversion Price in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced, and conversely, if outstanding shares of the Common Stock of the Corporation shall be combined into a smaller number of shares, the Series A Conversion Price in effect immediately prior to such combination shall simultaneously with the effectiveness of such combination, be proportionately increased so that, in each case, each holder of shares of Series A Preferred Stock shall have the right to convert its shares of Series A Preferred Stock into the number of shares of Common Stock which it would have owned after the event had such shares of Series A Preferred Stock been converted immediately before the happening of such event. Any adjustment to the Series A Conversion Price under this Section 5(e) shall become effective at the close of business on the date the subdivision or combination referred to herein becomes effective.

                  (f) Notice of Adjustment. Upon any adjustment of the Series A Conversion Price or the number of shares of Common Stock into which the Series A Preferred Stock shall be convertible, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of shares of Series A Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Series A Conversion Price or the adjusted number of shares of Common Stock into which each class of the Series A Preferred Stock shall be convertible, as applicable, resulting from such adjustment and setting forth in reasonable detail the method upon which such calculation is based. However, no notice need be sent if, within three months after such adjustment, the Corporation discloses such adjustment in a periodic report (10-KSB, 10-QSB, 8-K, etc.) filed with the United States Securities and Exchange Commission.

         (g) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect a conversion of all outstanding shares of the Series A Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation shall promptly seek such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         (h) Payment of Taxes. The Corporation shall pay all taxes and other governmental charges (other than any income or other taxes imposed upon the profits realized by the recipient) that may be imposed in respect of the issue or delivery of shares of Common Stock or other securities or property upon conversion of shares of Series A Preferred Stock, including without limitation, any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock or other securities in a name other than that of which the shares of Series A Preferred Stock so converted were registered.

         (i) Status of Converted or Redeemed Stock. Any share of Series A Preferred Stock converted, repurchased or otherwise acquired by the Corporation shall be retired and canceled and shall upon cancellation be restored to the status of authorized but unissued shares of Preferred Stock, subject to reissuance by the Board as shares of Preferred Stock of one or more other series but not as shares of Series A Preferred Stock.

          7.      Certain Definitions; Notices.

                  (a) Certain Definitions. In addition to the other terms defined herein, the following terms are defined as follows:

                        An "Affiliate" of a specified Person is another Person who, directly or indirectly, Controls or is Controlled by, or under common Control with such specified Person.

                  An "Associate", when used to indicate a relationship with a Person, means:

                  (i) Corporations or legal entities, other than the Corporation or majority-owed subsidiaries of the Corporation, of which Person is an officer, director, partner, or a direct or indirect, legal or beneficial owner of five (5%) or more of any class of Equity Securities;

                  (ii) Trusts or other estates in which a Person is an officer, director, partner or a direct or indirect, legal or beneficial owner of five percent (5%) or more of any class of Equity Securities; and

                  (iii) A  Person's  spouse  and  relatives,   by  blood  or  by
                        marriage, if the Person is a Promoter of the Corporation, its subsidiaries, its Affiliates, or its parent.

                  "Base Price" has the meaning set forth in Section 5(b) of this Appendix A.

                  "Board  of  Directors"  means  the   Corporation's   Board  of
                  Directors.

                  "Common Base Price" means $10.00 per share with respect to each share of Common Stock issued for $10.00 per share and with respect to each share of Common Stock sold for an amount more or less than $10.00 per share, such amount adjusted appropriately, in the good faith opinion of the Corporation's Board of Directors, for Recapitalization Events.

                  "Control" is the power to direct or influence the direction of the management or policies of a Person, directly or indirectly, through the ownership of voting securities, by contract or otherwise.

                  "Equity Securities" mean shares of common stock or similar securities and convertible securities, warrants, options or rights that may be converted into or exercised to purchase, shares or common stock or similar securities.

                  "Junior Stock" means the common stock of the Corporation and each other class and series of stock designated as junior to the Series A Preferred Stock in right of liquidation.

                  "Liquidation Event" has the meaning set forth in Section 3(a) of this Appendix A.

                  "Liquidation Value" has the meaning set forth in Section 3(a) of this Appendix A.

                  "Person" or "person" shall mean an individual, partnership, corporation, limited liability company, trust, association, unincorporated organization, joint venture, government or agency, political subdivision thereof, or any other entity of any kind.

                  "Promoter" shall mean any Person (1) who, alone or in conjunction with one or more Persons, directly or indirectly, took the initiative in founding or organizing the Corporation or Controls the Corporation, (2) who, directly or indirectly, receives, as consideration for services and/or property rendered, five percent (5%) or more of any class of the Corporation's Equity Securities or five percent (5%) or more of the proceeds from the sale of any class of the Corporation's Equity Securities, (3) is an officer or director for the Corporation, (4) anyone who legally or beneficially owns, directly or indirectly, five percent (5%) or more of any class of the Corporation's Equity Securities or (5) a Person who is an Affiliate or an Associate of a Person specified in
                  (1) - (4) above.

                  "Recapitalization Event" shall mean any stock split, stock dividend, recapitalization, reclassification, or other similar event (but does not include the sale of shares of any class or series under terms that the Board of Directors conclude in good faith is fair to the Corporation).

                  "Series  A  Conversion  Price"  has the  meaning  set forth in
                  Section 5 (c) of this Appendix A.

                  "Senior Stock" has the meaning set forth in Section 3(a) of this Appendix A.

                  (b) Notices. All notices referred to herein, except as otherwise expressly provided, shall be made by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so mailed.

         8. Amendment. Any term relating to the Series A Preferred Stock may be amended and the observance of any term relating to the Series A Preferred Stock may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the vote or written consent of holders of at least a majority of the then outstanding shares of Series A Preferred Stock and the Corporation; provided, that the Board of Directors may increase the number of authorized shares of Series A Preferred Stock and issue the same and may from time to time amend the Articles of Incorporation to set forth the rights and preferences of one or more classes or series of stock, including Senior Stock, and issue the same at such prices as it shall determine, and may offer and sell Common Stock on such terms and at such prices as it shall determine. Any amendment or waiver so effected shall be binding upon the Corporation and any holder of shares of the Series A Preferred Stock.

                                      III.

         The amendments set forth in Article II were adopted by the Board of Directors of the Corporation on February __, 2003.

                                       IV.

         The amendments set forth in Article II were adopted by the Board of Directors of the Corporation without shareholder approval. Shareholder approval of such amendments was not required.

         IN WITNESS WHEREOF, these Articles of Amendment have been executed by the Corporation, as of the ___ day of February, 2003.

                                            Wellstone Communities Inc.


                                            By:  ____________________________
                                                 John T. Ottinger
                                                 President and Chairman